Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Composite Solutions, Inc. (“Company”) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board of Directors of the Company hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:  1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Dr. Gilbert A. Hegemier

Dr. Gilbert A. Hegemier

May 20, 2003